Exhibit 99.3

Extract of transcript of Jack Mallers’ presentation at the 2026 Bitcoin Conference on April 29, 2026

Jack Mallers: It will get back to Twenty One in a second. And let’s talk about Strike. I got some exciting stuff for Bitcoiners. So you guys can think of Strike like a global Bitcoin bank. Now the asterisk at the bottom is super important. We’re not actually a bank that requires a license that I don’t have. But you could think of us like a bank. We sell Bitcoin financial services. So we’re known predominantly for these products. We have buying and selling Bitcoin. In fact you can acquire Bitcoin with no fees on our platform. You can withdraw that Bitcoin to cold storage with no fees. You can get your direct deposit into Strike. You can pay bills with Strike. We have two different credit products. We have Bitcoin backed loans. We have a Bitcoin line of credit. I personally live my life on this product. Uh, I, I got debunked by Chase not too long ago, and my company became my primary financial account. And it suits me perfectly. And many others. As a bitcoiner. So recently on this stage, last year, we announced Strike lending. Okay. And part of this product, I was deeply inspired by my friend Ross Stephens. I want to read this quote to you guys that he wrote in his Stoneridge 2024 shareholder investor letter said, we hope our money keeps its value long enough for us to trade it in the future for something that we actually want in education. A dream house, a wedding, a bucket list trip every never sell Hodler will need to sell someday. They’ll need liquidity someday. That’s the entire point of having money in the first place. And last year, I talked about this idea that money is ultimately a means to an end, right? I don’t value my bitcoins because I can eat them, because I can live in them. Because I can get married to them. Because I can fly them. Because I can drive them. I value my bitcoins because of how good they are at protecting the wealth that I’ve earned, and allowing me to exchange it for those things when I need them.

Speaker 2: My dad never looked back at his old jeans after I gifted him these.

Jack Mallers: As a way to allow Bitcoiners to get liquidity and change their lives with Bitcoin. I mean, for many of you guys in the room, bitcoins probably changed your life. An asset that’s going up 30, 40, 50% a year on average depending on when you bought. That’s real wealth and you want that wealth to impact your family, impact your kids, take you on a nice vacation, get you a nicer house, but you don’t want to part with the Bitcoin. You don’t want to sell the SATs. Is there a way to get liquidity without having to part with the SATs? Never sell your Bitcoin right. And so this product has been a smashing hit for us. I’ve I mean, I’ve been working on Bitcoin for almost 14 years at this point. I just turned 32. I started working on Bitcoin when I was 18 years old. These Bitcoin credit products are the most successful products I’ve ever launched in my entire life. And I’ve been all around the block and back. I’ve failed many times over. And these products have found such product market fit for the reason that it allows Bitcoiners to let Bitcoin benefit their life without having to part with the Bitcoin. And so I have some announcements for you guys on our Bitcoin lending product. For starters, we now have our Bitcoin backed loans and our Bitcoin line of credit in almost the entire map of the United States.

Jack Mallers: These loans are also available in countries around the world, including including the European Union and some in some countries. And so we are unbelievably excited to finally have both fixed term loans and a Bitcoin line of credit, which acts almost like a HELOC, like a rolling real time loan that you can live your life on, pay your bills on Strike, get your groceries, and make sure that you can live. The way I use the product is I live on my credit cards. I go to Whole Foods, get a couple steaks, swipe my credit cards, and my Bitcoin line of credit pays off. My credit card, pays my rent, pays my mortgage, pays my car. Note next. Uh, I know you guys. I know you guys on Twitter. I recognize some of these faces. Uh, want us to lower our pricing. Well, I’m really excited that were able to lower our pricing quite significantly. So the way we price our products is by tiers. It depends on the size of the loan, but we’re able to bring our pricing all the way down to the lowest of 7.49%. But thank you, I appreciate that. And so we, of course, as a business, we want to be the most competitive and hopefully the most accessible and trusted way for you guys to conduct finances with Bitcoin. And we’re all here for Bitcoin.

Jack Mallers: Bitcoin’s a material part of our lives and we want to be we do not want to be offering you the highest rates. We want to be as competitive, as cheap as we possibly can, as trusted as as we possibly can. So we’re very excited about that. Another one, uh, proof of reserves. You know, it’s interesting serving multiple Bitcoin products for folks that buy Bitcoin on Strike. The best thing you can do to prove that your Bitcoin is your Bitcoin is withdraw to cold storage, right? And we offer that for free. You can withdraw your Bitcoin to cold storage for free. We highly recommend that. We encourage it. You can always reach out to our support staff. And we’re very happy to walk you through it for our lending product. It’s been interesting because obviously when you’re posting collateral for a loan, you can’t withdraw that collateral. And so customers, all of you all have said, hey, we would really appreciate if you could bring about more transparency that our collateral is sitting there, more transparency that we can trust you with such an important transaction and financing of our lives. I mean, Bitcoin for many of us is our savings account. It’s arguably the most important financial piece of our lives. And so we are super proud to announce that we are also publishing our first iteration of our lending proof of reserves. And so you’ll be able to find this on our website.

Jack Mallers: We aim to publish these quarterly with external auditors so that our customers know that your collateral is there. We are who we say we are, and we don’t blame the community and our customers for wanting that level of transparency and trust. We actually are really excited to be able to deliver on it. So you guys will be able to find this on our website and in our FAQ for all the customers that want to see our lending proof of reserves. Next, we have partnered with Tether on a slew of really, really exciting, both features facilities that are either able to use for certain customers or up and coming for all of you guys. Uh, big shout out to Tether. Obviously, you guys know my relationship with them. Unbelievable business, great Bitcoiners. And we’re really excited to unveil a few things. One, as part of our lending product, we’re going to segregate address collateral for customers with certain size loans, meaning some customers came to us and said, hey, Jack, if I’m giving you 50 Bitcoin for a loan, you mind putting it in an address that I can wake up and I can look at and I can see on the blockchain and I can verify with my own eyes that it’s sitting there. And we said, absolutely, that’s a great idea. Of course, of course we can do that.

Jack Mallers: And so Tether, as one of our facilitators of loans, we work together on enabling, again, the most ultimate transparency we can possibly give to you, Bitcoiners, in ensuring that if you want to get a loan against your Bitcoin, get a line of credit against your Bitcoin, you can see the collateral in an address. Wake up, you can cuddle, you can sit with your phone in bed and just stare at the collateral, just knowing that it’s there and that it’s safe and that we are who we say we are. And so for customers that are interested in this, we are currently offering it as part of our private client desk. You can reach out to private@Strike.me. If you’re interested in opening a loan or you have an existing loan where you want to segregate the collateral into a separate address that you can observe, you can watch, and you can ensure that there’s never any rehypothecation, there’s never any funny business. We are a principled, Bitcoin only firm that is dedicated to serving Bitcoiners. Now this next one is arguably my favorite feature. Um, so I’m going to play a little video. This is easily the number one request we get for people that are interested in Bitcoin backed lending, are interested in potentially improving their lives with a way of accessing their Bitcoin wealth without having to get rid of Bitcoin itself.

Speaker 3: The volatility is real. Bitcoin’s volatility, volatility.

Speaker 4: Speed bumps or volatility.

Speaker 3: Technology and human nature sometimes are a volatile mix, aren’t they?

Jack Mallers: So we are super excited to announce a new product that we’ll be rolling out called Volatility Proof Loans. The idea is extremely simple, guys. Customers say, Jack, what if the price wicks down? What if there’s some volatility? What if there’s a headline from the US government. Or what if the stock market crashes? I don’t want you to liquidate my Bitcoin. That’s my greatest fear. As long as I know that the collateral sitting in an address. You have proof of reserves. Nothing’s rehypothecated. I just don’t want to get liquidated. And we thought and we worked with Tether really hard on. We don’t want to liquidate anybody. Of course we don’t. There’s got to be a way to allow customers to pay a fee and say, no matter what, don’t touch my Bitcoin. I’ll either default on the loan or everything will work out. But if the price wicks down, Leave me out of it. And we have built that product I am. It was not easy. I’m super excited about it. And big thanks to Tether. Shout out to the Strike team. This is the number one feature request we get is if I can know that my collateral sitting there and that I’m not going to get liquidated, I finally feel comfortable getting liquidity against my Bitcoin without selling it. So this product again, please reach out to private@Strike.me. We’re going to roll this out to selected customers first. If you’re interested in a volatility proof loan alone where you will not get liquidated, please let us know. Please reach out. The product will roll out as part of a white glove service.

Jack Mallers: And then very soon, hopefully in the coming weeks or months, we’re able to put it in the app for all of our customers all over the world. And the last big announcement is the new credit facility that we have with Tether. Um, I called the Tether guys. I said, hey, listen, the biggest inhibitor to the growth of credit in the Bitcoin space, giving Bitcoiners a slew of financial products, not just a 12 month Bitcoin backed loan, but what about a line of credit? What about a Bitcoin backed credit card? There’s so much we at Strike can do and the ambitions that we have. But the problem is who’s going to finance it? Where’s the money going to come from? Unfortunately, Bitcoin backed loans don’t have implicit government guarantees yet. It’s been very difficult for the space to be able to find financing and Tether said. We got your back. Any amount of capital, you let us know and we’re here for Bitcoiners with you guys. And so we are going to start out with a $2.1 billion facility to make sure that we can meet any amount of demand, any order side. I challenge you guys to try me, try me, and try to give me an order that you don’t think I can fill. And I promise you, Tether and I can fill that order. And we’re tremendously excited to bring the level of scale to the Bitcoin backed credit market so that Bitcoiners have all sorts of luxurious options, hopefully in the coming years to utilize their Bitcoin without selling it.

Jack Mallers: Don’t be shy. Thank you guys. Thank you. So from the Strike side I still got my Strike hat on. Here’s the summary of our announcements. Our our lending arm of the business has been unbelievable to all of our customers. Thank you guys. Thank you guys for trusting in us. Thank you guys for coming to us with your business. It’s been the fastest growing product I’ve ever launched in my Bitcoin career. And this is a summary of how we’re improving arguably the most popular suite of products that we have at the company. All right. Time for time for a dress change. Back to my two hats. Let me take my hat off. Lawyer’s hat off. And let me put my Twenty One hat on. Because I want to talk about Twenty One. So. Twenty One. You guys may have seen, but my co-founders, who are also the largest shareholder in the business, issued a press release today with a strategic plan that they support for the next phase of the business. And that plan is a set of proposed transactions that would merge Twenty One and Strike my other company that I just mentioned, and. Twenty One and Electron Tethers, Bitcoin infrastructure, mining business. So the press release goes on to. State Strike is a global financial services firm. As I just explained to you, guys can buy, you can sell, you can hold. We’re regulated and licensed all over the world with an ability to distribute Bitcoin products to anybody. Where we’re available, we can distribute credit products, brokerage products, custody products.

Jack Mallers: It’s a Bitcoin distribution company that is able to service any bitcoiner in the world. We just have to build it. And the other piece of the proposed transaction is Elektron. I mean, this business is huge. There’s 50 extra hash across the platform. It represents roughly 5% of the current Bitcoin network. As I talk to you guys, Tether, my co-founders have poured a tremendous amount of resources in physical Bitcoin infrastructure in things like mining, not only for economic benefit, make up, make bitcoins, be able to produce bitcoins high margin profitable arm of their company, but also for philosophical reasons. Because Bitcoin has a physical piece of the network of the asset class and wanting to contribute and protect the Bitcoin network, and the Bitcoin asset was within Tether’s philosophical beliefs and the responsibility that they believe they carry. They also propose to merge this business into Twenty One as well. So you want to go ahead. Thank you. Uh, so so I, uh, so I’m talking to them, obviously my co-founders and I said, well, I’m going on stage at the Bitcoin conference. I should probably say something, shouldn’t I? I should probably give my opinion. And so I want to talk to you guys as the CEO of Twenty One, what I think about the strategic direction of merging Strike, merging Elektron in creating a new proposed strategy 3421 uh. Simply put, I think it’s a great idea. I love the idea. Uh, ultimately, when I founded this business with Tether, the goal was always to be a Bitcoin company produced Bitcoin products, ideally produce cash flow with our businesses and show our conviction in Bitcoin through our balance sheet.

Jack Mallers: So I want to tell you guys what I think about the strategy, what my strategy is as the CEO of the company and talk to you about my thoughts, what we’re working on and comment on Tether’s proposed plan. Um, so to understand my opinion, my beliefs, what I think we should do, uh, I pose you all this question. What is the ideal Bitcoin company? Just think about it for a second. If you can close your eyes and snap your fingers, what would be the perfect Bitcoin company to you? And everyone can have a different answer, right? Bitcoin is nobody’s to define and own outright. But I want to walk you guys what I think the ideal Bitcoin company would be. And what I want to build and where I would like to see Twenty One go. So to do this I created this little diagram. Okay. I’m I’m no artist here, but it’s pretty straightforward. On one axis, you have extremely low conviction in Bitcoin companies that don’t necessarily care that much about Bitcoin versus companies that are extremely highly convicted in Bitcoin. They believe Bitcoin is the best money. You should capitalize your balance sheet on Bitcoin, that Bitcoin is the future. And then on the other axis you have businesses that are low operating income. They don’t focus or care about their operating company. And on the other side you have high operating income.

Jack Mallers: Some of the most successful companies in the world that produce loads and loads of cash flow and have an ability to finance the world. They want to see through the productive business that they’re building. Make sense? So I personally would put crypto exchanges in this quadrant. Crypto exchanges are extremely high operating income businesses. These businesses from an economic standpoint are awesome. I mean, looking at the earnings of something like Binance or Coinbase or Robinhood or even now learning of the prediction markets. Polymarket, Callsheet. These businesses make tons of money. They’re worth tens of billions of dollars at some point. Some of these businesses have been worth hundreds of billions of dollars. But I would also describe them as low conviction in Bitcoin, right? I would say I’ve read Coinbase’s Q4 shareholder letter, and I was looking at some of their financials. And Coinbase holds over $10 billion of fiat on their balance sheet versus $1 billion of Bitcoin. And Coinbase economically is an incredible company. I would love for Twenty One to get to the point where we are doing the same amount of revenue, with the same amount of customers and the same amount of operating profits as Coinbase. I think in this room, we all would like to see that, at least if you’re a fan of me and you want me to do well, yeah, that’d be great, but thank you. But I would say that this is this does not display Bitcoin conviction does it to you guys. I mean, this when I looked at this, I was like, does.

Speaker 5: Has helped Norman get back to his old self.

Speaker 6: The Brella is used to control pain in dogs with osteoarthritis.

Jack Mallers: It’s the old financial system and build a new one holding ten times the amount of fiat as you do. Bitcoin doesn’t display to me as incredibly high conviction in Bitcoin. It’s a great business, unbelievable business. I just don’t know how much conviction Coinbase has in Bitcoin. This tweet and I got to preface, I know Jim Chanos is the ultimate short seller and is perceived to sound bearish any time he talks. I actually know the CEO of Robinhood, Vlad. Unbelievably sweet guy. He’s been nothing but nice to me. So I have to caveat my words here carefully. But this tweet from Jim Chanos I think is really interesting. He says it looks like hood customers lost about 5% in February. Total platform assets dropped $10.2 billion in the month to 314.2 billion, but that includes a $5.6 billion in net deposits, so the implied loss of 15.8 billion was 4.9% of end to end of January. Total platform assets of $324.4 billion. The S&P 500 was only down 90 basis points, and that might sound a lot financial gibberish to some of you guys in the audience. What Jim is trying to say is the S&P 500 was only down less than a percent, but somehow Robinhood customers lost 5%. And what Jim is implying here is not that Robinhood is a bad company. In fact, of all the companies I’ve mentioned, Robinhood might be the most valuable. It might do the most revenue, it might be experiencing the most growth, and it might have the most operating income.

Jack Mallers: But the platform is for hyper speculation. You go to Robinhood to speculate on Cryptocoins. You go to Robinhood to speculate on the weather. You go to Robinhood to punt options on an earnings that you might not know a lot about. Robinhood is very open about being the place to pick stocks, speculate what’s the next GameStop, what’s the next GME? And so again, I would say that this business is extremely successful from an economic standpoint. But what’s the ideal Bitcoin company? I would say they don’t have a lot of conviction in Bitcoin. I’m not sure they care much about Bitcoin. In fact I have no idea. But from their financials, from their messaging, from their products it’s not clear to me they’re highly convicted in Bitcoin. Now Bitcoin Treasury companies I personally would place in this quadrant in the bottom right now. I would say Bitcoin treasury companies are the opposite. Bitcoin Treasury companies sell Bitcoin conviction. That’s why they’re here. They are capital markets plus Bitcoin conviction. That’s what they’re about. That’s what they do. And that has produced some of the greatest success stories in the history of Bitcoin. These companies are also tremendously successful. Microstrategy, meta planet. These have been tremendous success stories on net for Bitcoin. But I would also say they don’t focus about on their operating business. They’re not focused on bringing Bitcoin products to Bitcoiners. They’re not focused on generating cash flow necessarily.

Jack Mallers: They’re not focused on building a high operating income business. Right? When you look at the top 100 public Bitcoin treasury companies, I think it’s super interesting because strategy Twenty One, admittedly, as of today, meta planet, I mean, Bitcoin standard Treasury company, these businesses don’t talk about or mention or focus on their operating company at all. I actually don’t know if these businesses have customers or cash flows or growth or exciting products they’re working on to advance their worldview and where they want to see the world going. So I find it interesting on one side of the spectrum for me, you have extremely successful businesses that have no conviction in Bitcoin at all. And on the other side of the spectrum, you have extremely convicted businesses in Bitcoin and they never sell and they want to stack all the Bitcoin they can, but they don’t necessarily focus on building products in cash flow and growth. In my dream, the ideal Bitcoin company. Why I started Twenty One with Tether and what we want to do together, and why I am supportive of their latest press release for this new strategic direction is because we want to land in this quadrant. How exciting would that be? And to be honest with you guys, that’s always been the Bitcoin company that I’ve wanted to work for, that I’ve wanted to own equity in that I’d wanted to use as a customer. That’s my dream. That’s my dream of a Bitcoin company.

Jack Mallers: And so that’s what I think we’re going to do with this proposed strategic direction. And I want to walk you guys through a little bit more detail on the vision and why I think Twenty One and my vision fits within this quadrant. So what is the ideal Bitcoin company? Here’s my opinion. One, the ideal Bitcoin company has a financial services arm where it can service any Bitcoin financial product and distribute that product globally. Right? So every financial product, the Bitcoin economy needs distributed in as many markets where it’s compliant and regulated to do so. And I’m talking about brokerage where you can buy and sell Bitcoin custody, where you can hold Bitcoin lending and credit payments and rails, treasury services, prime services, banking services, structured products can Strike be this for Twenty One. I think it can. I think it can. This is a financial services and distribution arm of a Bitcoin company that is able to build and service Bitcoin products for the Bitcoin economy, for Bitcoin customers, and do so profitably while generating cash, cash flow and optimizing for growth. The next chapter of the Ideal Bitcoin Company, and where I’d like to take Twenty One is Bitcoin infrastructure, physical infrastructure, industrial scale Bitcoin production at the lowest cost. And this is where Tether has poured a tremendous amount of their time, energy and capital and resources and money into what I call the physical layer of the Bitcoin economy. You know, the no Coiners get really upset.

Jack Mallers: I can’t see the Bitcoin. I can’t touch the Bitcoin. I can’t bend the Bitcoin. Where is the Bitcoin? But what’s funny is you can see miners. You can see physical sites. You can see energy contracts right. And so the second division of the ideal Bitcoin company is the physical layer industrial scale, low cost production of vertically integrated division of the business that goes from pure energy to producing bitcoins. And so the business ideally doesn’t just buy Bitcoin with cash flow and with capital markets access, but it mines Bitcoin. It produces Bitcoin and it’s a participant in securing the network and participating in the physical economy that is the Bitcoin network. The next division is capital markets. Just because I want to build products and I want to service you guys with unbelievable tools that hopefully push Bitcoin and this mission that we’re all here for in the right direction, we can absolutely still use capital markets to further our agenda and our vision. So using our Treasury to grow and using cash flow to ideally have non-dilutive leverage. What if Twenty One can issue a preferred theoretically or issue a convertible bond theoretically, but not have to sell common stock to finance it able to finance these things with cash flow? What would be possible for the ideal Bitcoin company in the capital markets. Well, this could be the financing engine for the dream. We would issue against our treasury. We can originate against the network. We can securitize things like mining.

Jack Mallers: Things like lending. We can securitize our loan book, can securitize our mining revenue. We can build structured products, fixed income products and bonds. You can have Bitcoin backed debt. I mean, with a company that lives in that upper right quadrant, that’s building businesses, that’s producing cash flow, that’s able to build a network of companies that’s so integrated and invested in the space. Access to the capital markets takes on a different meaning totally and completely. And then the last division of the business is mergers and acquisitions. As I’ve mentioned, I’ve been in the Bitcoin space for almost 14 years, since I was 18 years old. There are plenty of unbelievable companies and assets that live in this space. And we think that at an attractive Valuation, they’d actually be better off joining this ideal company and joining this mission and joining us in both producing amazing products and amazing cash flow and moving the world in what we think is the right direction, while also displaying our conviction on our balance sheet, acquiring as much Bitcoin as we can, not being afraid to use leverage to use our cash flow and to use capital markets to do so. So what would that look like? I mean, ideally, we’re interested in acquiring profitable Bitcoin companies and strategic Bitcoin assets. There’s so many. This space is full of unbelievable builders that are convicted along the same vision that I am. And we can compound other companies cash flows.

Jack Mallers: We can compound the valuable assets that other businesses have that will grow our network effect, grow our economies of scale, and really grow. This Bitcoin machine that I’m laying out in front of you guys, that Tether and I are really aligned in proposing and executing as the future of Twenty One. And so in my opinion, this to me is the ideal Bitcoin company. It’s the dream Bitcoin company. It’s a Bitcoin company that’s able to produce cash flow, produce profits, change the world with its products, participate in the physical Bitcoin economy with energy and miners and electricity and production of the commodity itself, whilst also continuing to stack as much Bitcoin as possible. For our shareholders. Continuing to innovate and take Bitcoin even further in the capital markets and pursue extremely exciting strategic mergers and acquisitions. So this is the vision for Twenty One will live in the top right quadrant. That’s my vision. That’s why I support our largest shareholder and my co-founder in this new strategic direction, and why I’m tremendously excited about it as the CEO, because ultimately, just to be candid with you guys. That’s why I’m here. This is why I’m here. I. I have to be careful because at this point, you know, people will clip my, my videos and my words and they’ll sometimes quote me out of context. And so I want to be extremely clear. A Robinhood, a Coinbase, a Binance. Those are incredible businesses. They produce tons of cash.

Jack Mallers: They’ve experienced tons of growth. And I would love to hit those financial metrics someday, but I personally believe too much in Bitcoin and too much about how it can change the world and do right for society to list other crypto coins to encourage people to do sports gambling via prediction markets. That’s not me. And that’s not going to be my company. I also want to be clear that I absolutely admire Michael Saylor for some how the internet works in mysterious ways. People think I don’t. Of course I do. What a genius. I mean, what he did is one of the more remarkable stories in the history of finance and Bitcoin. Treasury companies are great. I think they’ve been a net positive for the space. I mean, I think Saylor’s orange pilled more people than arguably anyone ever. You can certainly make the argument, but for me I want to build things. I’m a builder. And to me, Bitcoin not only lives on a balance sheet, but also in the hands of the people. We need to build products. I want to see Bitcoin improving everyone’s life in ways that we couldn’t have imagined 20 years ago. I want to be able to get a Bitcoin line of credit. I want to be able to live on a Bitcoin financial services platform. I think Bitcoin can change the world so much further than just capital markets. And so to me, my company will aim to do both.

Jack Mallers: As long as I am the CEO and I set the direction. That’s who we are. And ultimately this is who we are. And. so to end the Twenty One section that ultimately is what I want you guys to understand is when I say I don’t view Twenty One as a Bitcoin Treasury company, and historically people will say, well, what do you mean by that? You guys have the second most corporate holdings in the world. You guys have 43,514 Bitcoin. Do you guys know what I mean now. When I say I don’t want to build a crypto casino. I don’t want to be the next Coinbase and investors say, what do you mean by that? Well, do you guys understand now I want to build something different. I want to build the ideal Bitcoin company. That’s why I’m here. That’s why I started it. And that’s why I’m at this conference. So. My hope and my co-founders hope and the largest shareholders hope is that we’re back to work and we’re going to we’re going to go execute and build something truly different that we believe represents Bitcoin, uh, in one of the most exciting equities in the capital markets. And we’ll change the world. And so with that, I’m back to work. I thank you guys for all the support. Where’s my other hat? I’ll exit stage like I’m in a rap music video or something. Thank you guys for the support and I look forward to building for you.

Speaker 7: Satoshi showed up. Then another.

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